Exhibit 99.1

4Q 2025

SmartFinancial Announces Results for the Fourth Quarter 2025

KNOXVILLE, TN – January 20, 2026 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $13.7 million, or $0.81 per diluted common share, for the fourth quarter of 2025, compared to net income of $9.6 million, or $0.57 per diluted common share, for the fourth quarter of 2024, and compared to prior quarter net income of $13.7 million, or $0.81 per diluted common share.  Operating earnings1, which excludes non-recurring income and expenses, net of tax adjustments, totaled $13.7 million, or $0.81 per diluted common share, in the fourth quarter of 2025, compared to $9.6 million, or $0.57 per diluted common share, in the fourth quarter of 2024, and compared to $14.5 million, or $0.86 per diluted common share, in the third quarter of 2025.

Highlights for the Fourth Quarter of 2025

●	Operating earnings[1] of $13.7 million, or $0.81 per diluted common share
●	Net organic loan and lease growth of $141 million with 13% annualized quarter-over-quarter increase
●	Deposit growth of $102 million or 8% annualized quarter-over-quarter
●	Net interest margin, fully tax equivalent basis (“FTE”) expanded to 3.38%, reflecting lower deposit and funding costs
●	Quarter over quarter tangible book value per common share[1] growth of 13%
●	Seventh consecutive quarter of positive operating leverage
●	Columbus, GA expansion with two additional commercial bankers
●	Multi-year core contract renegotiation process completed

Billy Carroll, President & CEO, stated: "2025 marked a year of tremendous momentum build and overall improvement for our company. We generated approximately 11% positive operating leverage in 2025 capped off by our seventh consecutive quarter of positive operating leverage in Q4. The year was highlighted by approximately 12% organic loan growth, 14% organic deposit growth excluding brokered deposits and tangible book value per common share1 rose 17%. Overall, a fantastic year for our company paving the way for an even brighter 2026. I want to thank all of our Associates whose tireless work and dedication make SmartBank a great place to work and do business. They are the driving force behind our success.”

SmartFinancial's Chairman, Miller Welborn, concluded: “2025 was an exceptional year marked by growth, profitability, and continued improvement. The Board is extremely pleased with the Company’s ongoing financial progress, which is particularly impressive considering the range of strategic initiatives completed during the year. Operational excellence and a solid foundation remain essential for sustained success, and our Associates consistently demonstrate commitment in every area. We appreciate your contributions in making SmartBank an outstanding organization and valued partner for our stakeholders.”

Net Interest Income and Net Interest Margin

Net interest income was $45.1 million for the fourth quarter of 2025, compared to $42.4 million for the prior quarter.  Average earning assets totaled $5.34 billion, an increase of $112.3 million from the prior quarter. The balances of average earnings assets increased quarter-over-quarter, primarily from an increase in average loans and leases of $124.0 million and average securities of $32.7 million, offset by a decrease in average interest-earning cash of $44.3 million.  Average interest-bearing liabilities increased by $18.6 million from the prior quarter, primarily attributable to an increase in average interest-bearing deposits of $6.0 million and average subordinated debt of $13.9 million, offset by a decrease in borrowings of $1.3 million.

The tax equivalent net interest margin was 3.38% for the fourth quarter of 2025, up from 3.25% for the prior quarter. This increase is primarily related to declines in deposit costs, outpacing a modest decrease in asset yields. The yield on loans and leases, excluding loan fees, FTE was 6.00% for the fourth quarter of 2025, compared to 6.05% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

The cost of total deposits for the fourth quarter of 2025 was 2.26%, compared to 2.44% in the prior quarter. The cost of interest-bearing liabilities was 2.90% for the fourth quarter of 2025, compared to 3.07% in the prior quarter. The cost of average interest-bearing deposits was 2.79% for the fourth quarter of 2025, compared to 2.98% for the prior quarter, a decrease of 19 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2025	2025	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	6.00%	6.05%	(0.05)%
Yield on loans and leases, FTE	6.08%	6.14%	(0.06)%
Yield on earning assets, FTE	5.65%	5.68%	(0.03)%
Cost of interest-bearing deposits	2.79%	2.98%	(0.19)%
Cost of total deposits	2.26%	2.44%	(0.18)%
Cost of interest-bearing liabilities	2.90%	3.07%	(0.17)%
Net interest margin, FTE	3.38%	3.25%	0.13%

Provision for Credit Losses on Loans and Leases and Credit Quality

At December 31, 2025, the allowance for credit losses was $40.9 million.  The allowance for credit losses to total loans and leases was 0.94% as of December 31, 2025, and 0.93% as of September 30, 2025.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2025	2025	(Decrease)
Beginning balance	$39,074	$39,776	$(702)
Charge-offs	(1,993)	(1,145)	(848)
Recoveries	101	92	9
Net charge-offs	(1,892)	(1,053)	(839)
Provision for credit losses (1)	3,724	351	3,373
Ending balance	$40,906	$39,074	$1,832

Allowance for credit losses to total loans and leases, gross	0.94%	0.93%	0.01%

(1)	The current quarter-ended and prior quarter-ended excludes an unfunded commitments provision of $408 thousand and a release of $124 thousand, respectively. At December 31, 2025, and September 30, 2025, the unfunded commitment liability totaled $3.6 million and $3.2 million, respectively.

Nonperforming loans and leases as a percentage of total loans and leases was 0.22% as of December 31, 2025, and 0.24% as of September 30, 2025.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.22% as of December 31, 2025, and September 30, 2025.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2025	2025	(Decrease)
Nonaccrual loans and leases	$9,442	$9,970	$(528)
Loans and leases past due 90 days or more and still accruing	-	129	(129)
Total nonperforming loans and leases	9,442	10,099	(657)
Other real estate owned	-	-	-
Other repossessed assets	3,248	2,444	804
Total nonperforming assets	$12,690	$12,543	$147

Nonperforming loans and leases to total loans and leases, gross	0.22%	0.24%	(0.02)%
Nonperforming assets to total assets	0.22%	0.22%	-%

Noninterest Income

Noninterest income decreased $418 thousand to $8.2 million for the fourth quarter of 2025, compared to $8.6 million for the prior quarter.  The fourth quarter decrease was attributable to the reduction of insurance commissions and the gain on sale of SBK Insurance (“SBKI”) in the prior quarter.  Additionally, in the prior quarter, there was a pre-tax loss of $3.9 million on the sale of $85 million of available-for-sale securities.  These changes were offset by higher capital markets’ income included in other noninterest income.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2025	2025	(Decrease)
Service charges on deposit accounts	$1,828	$1,831	$(3)
Loss on sale of securities, net	-	(3,715)	3,715
Mortgage banking income	837	709	128
Investment services	1,683	1,690	(7)
Insurance commissions	-	1,049	(1,049)
Interchange and debit card transaction fees	1,375	1,338	37
Gain on sale of SBKI	-	3,955	(3,955)
Other	2,496	1,780	716
Total noninterest income	$8,219	$8,637	$(418)

Noninterest Expense

Noninterest expense decreased $1.4 million to $32.5 million for the fourth quarter of 2025, compared to $33.9 million for the prior quarter. The fourth quarter’s decrease was primarily attributable to a decrease in restructuring expenses associated with the sale of SBKI.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2025	2025	(Decrease)
Salaries and employee benefits	$19,917	$19,544	$373
Occupancy and equipment	3,388	3,468	(80)
FDIC insurance	1,025	1,025	-
Other real estate and loan related expenses	858	969	(111)
Advertising and marketing	393	454	(61)
Data processing and technology	2,413	2,594	(181)
Professional services	1,132	1,123	9
Amortization of intangibles	479	536	(57)
Restructuring expenses	16	1,310	(1,294)
Other	2,850	2,846	4
Total noninterest expense	$32,471	$33,869	$(1,398)

Income Tax Expense

Income tax expense was $3.0 million for the fourth quarter of 2025, a decrease of $278 thousand, compared to $3.3 million for the prior quarter.

Balance Sheet Trends

Total assets at December 31, 2025, were $5.86 billion compared to $5.28 billion at December 31, 2024.  The $584.9 million increase is primarily attributable to increases in loans and leases of $457.2 million, cash and cash equivalents of $76.8 million, securities of $53.0 million, loans held for sale of $4.9 million, bank owned life insurance of $3.6 million and other investments of $1.7 million, offset by a decrease in goodwill and other intangibles of $9.4 million, primarily associated with the sale of SBKI, and a decrease in premises and equipment of $2.7 million.

Total liabilities were $5.31 billion at December 31, 2025, compared to $4.78 billion at December 31, 2024, an increase of $523.9 million.  Total deposits increased $466.3 million, which was driven primarily by increases in money market deposits of $234.1 million, other time deposits of $185.9 million, interest-bearing demand deposits of $109.0 million and noninterest demand deposits of $97.4 million, offset by a decline in brokered deposits of $160.0 million. In addition, subordinated debt increased $59.0 million as a result of issuing $100.0 million in new subordinated debt and retiring the existing $40.0 million of subordinated debt.

Shareholders' equity at December 31, 2025, totaled $552.5 million, an increase of $61.0 million, from December 31, 2024. The increase in shareholders' equity was primarily driven by net income of $50.3 million for the twelve months ending December 31, 2025, and a reduction of $14.4 million in accumulated other comprehensive loss, offset by dividends paid of $5.4 million.  Tangible book value per common share1 was $26.85 at December 31, 2025, compared to $22.85 at December 31, 2024.  Tangible common equity1 as a percentage of tangible assets1 was 7.93% at December 31, 2025, compared with 7.48% at December 31, 2024.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2025	2024	(Decrease)
Total assets	$5,860,810	$5,275,904	$584,906
Total liabilities	5,308,318	4,784,443	523,875
Total equity	552,492	491,461	61,031
Securities	662,003	608,987	53,016
Loans and leases	4,363,582	3,906,340	457,242
Deposits	5,152,789	4,686,483	466,306
Borrowings	3,009	8,135	(5,126)

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2025 on Tuesday, January 20, 2026, and will host a conference call on Wednesday, January 21, 2026, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (646) 844-6383 and enter the access code, 680807.  A replay of the conference call will be available through March 21, 2026, by dialing (866) 813-9403 or (929) 458-6194 and enter the access code, 497919.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets
(ix)	Operating efficiency ratio

Operating earnings, operating PPNR earnings, operating noninterest income and operating noninterest expense exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our disposition, merger and acquisition activity, including risks associated with our pursuit of future acquisitions or sales;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the current administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts;
(20)	the impact of government actions or inactions, including a prolonged shutdown of the federal government; and
(21)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2025	2025	2025	2025	2024
Assets:
Cash and cash equivalents	$464,417	$557,127	$365,096	$422,984	$387,570
Securities available-for-sale, at fair value	539,882	511,095	502,150	499,445	482,328
Securities held-to-maturity, at amortized cost	122,121	123,364	124,520	125,576	126,659
Other investments	16,441	14,888	14,713	14,371	14,740
Loans held for sale	10,865	9,855	5,484	3,843	5,996
Loans and leases	4,363,582	4,222,369	4,124,062	3,992,207	3,906,340
Less: Allowance for credit losses	(40,906)	(39,074)	(39,776)	(38,175)	(37,423)
Loans and leases, net	4,322,676	4,183,295	4,084,286	3,954,032	3,868,917
Premises and equipment, net	88,387	89,250	90,204	90,708	91,093
Other real estate owned	—	—	144	144	179
Goodwill and other intangibles, net	95,328	95,807	103,588	104,154	104,723
Bank owned life insurance	119,525	118,610	117,697	116,805	115,917
Other assets	81,168	81,692	82,981	79,155	77,782
Total assets	$5,860,810	$5,784,983	$5,490,863	$5,411,217	$5,275,904
Liabilities:
Deposits:
Noninterest-bearing demand	$1,062,918	$931,477	$906,965	$884,294	$965,552
Interest-bearing demand	945,716	929,454	843,820	885,063	836,731
Money market and savings	2,273,612	2,218,313	2,124,623	2,131,828	2,039,560
Time deposits	870,543	971,653	996,712	907,474	844,640
Total deposits	5,152,789	5,050,897	4,872,120	4,808,659	4,686,483
Borrowings	3,009	1,301	6,966	7,610	8,135
Subordinated debt	98,662	138,604	39,726	39,705	39,684
Other liabilities	53,858	55,699	52,924	49,302	50,141
Total liabilities	5,308,318	5,246,501	4,971,736	4,905,276	4,784,443
Shareholders' Equity:
Common stock	17,029	17,028	17,018	17,018	16,926
Additional paid-in capital	295,950	295,742	295,209	294,736	294,269
Retained earnings	248,719	236,380	224,061	213,721	203,824
Accumulated other comprehensive loss	(9,319)	(10,781)	(17,274)	(19,647)	(23,671)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	552,379	538,369	519,014	505,828	491,348
Non-controlling interest - preferred stock of subsidiary	113	113	113	113	113
Total shareholders' equity	552,492	538,482	519,127	505,941	491,461
Total liabilities & shareholders' equity	$5,860,810	$5,784,983	$5,490,863	$5,411,217	$5,275,904

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	June	Mar	Dec	Dec	Dec
	2025	2025	2025	2025	2024	2025	2024
Interest income:
Loans and leases, including fees	$65,573	$64,282	$61,049	$57,762	$57,951	$248,666	$213,562
Investment securities:
Taxable	5,662	4,876	4,848	4,775	5,050	20,161	20,151
Tax-exempt	536	441	395	354	351	1,726	1,406
Federal funds sold and other earning assets	3,854	4,919	3,161	3,485	2,744	15,419	16,000
Total interest income	75,625	74,518	69,453	66,376	66,096	285,972	251,119
Interest expense:
Deposits	28,646	30,464	28,301	27,335	27,437	114,747	109,260
Borrowings	1	14	70	70	89	155	1,075
Subordinated debt	1,884	1,610	739	733	787	4,966	3,434
Total interest expense	30,531	32,088	29,110	28,138	28,313	119,868	113,769
Net interest income	45,094	42,430	40,343	38,238	37,783	166,104	137,350
Provision for credit losses	4,132	227	2,411	979	2,135	7,750	5,153
Net interest income after provision for credit losses	40,962	42,203	37,932	37,259	35,648	158,354	132,197
Noninterest income:
Service charges on deposit accounts	1,828	1,831	1,766	1,736	1,778	7,161	6,862
(Loss) gain on sale of securities, net	—	(3,715)	(4)	—	64	(3,719)	64
Mortgage banking	837	709	633	493	541	2,673	1,579
Investment services	1,683	1,690	1,440	1,769	1,382	6,582	5,945
Insurance commissions	—	1,049	1,554	1,412	1,832	4,016	5,696
Interchange and debit card transaction fees	1,375	1,338	1,342	1,220	1,332	5,275	5,277
Gain on sale of SBKI	—	3,955	—	—	—	3,955	—
Other	2,496	1,780	2,167	1,967	2,101	8,409	8,729
Total noninterest income	8,219	8,637	8,898	8,597	9,030	34,352	34,152
Noninterest expense:
Salaries and employee benefits	19,917	19,544	19,602	19,234	19,752	78,297	72,100
Occupancy and equipment	3,388	3,468	3,432	3,397	3,473	13,686	13,617
FDIC insurance	1,025	1,025	992	960	825	4,002	3,390
Other real estate and loan related expense	858	969	757	658	1,241	3,242	2,823
Advertising and marketing	393	454	390	382	397	1,619	1,321
Data processing and technology	2,413	2,594	2,651	2,657	2,495	10,316	9,930
Professional services	1,132	1,123	1,153	1,368	1,017	4,775	4,207
Amortization of intangibles	479	536	566	569	601	2,150	2,425
Restructuring expenses	16	1,310	—	—	—	1,326	—
Other	2,850	2,846	3,026	3,071	2,490	11,792	11,077
Total noninterest expense	32,471	33,869	32,569	32,296	32,291	131,205	120,890
Income before income taxes	16,710	16,971	14,261	13,560	12,387	61,501	45,459
Income tax expense	3,007	3,285	2,556	2,306	2,747	11,154	9,318
Net income	$13,703	$13,686	$11,705	$11,254	$9,640	$50,347	$36,141
Earnings per common share:
Basic	$0.82	$0.82	$0.70	$0.67	$0.58	$3.00	$2.16
Diluted	$0.81	$0.81	$0.69	$0.67	$0.57	$2.98	$2.14
Weighted average common shares outstanding:
Basic	16,788,065	16,781,236	16,778,988	16,767,535	16,729,509	16,779,019	16,768,956
Diluted	16,922,482	16,908,920	16,878,736	16,872,097	16,863,780	16,896,519	16,878,456

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,295,446	$65,807	6.08%	$4,171,444	$64,526	6.14%	$3,830,301	$58,188	6.04%
Taxable securities	580,256	5,662	3.87%	556,894	4,876	3.47%	554,152	5,050	3.63%
Tax-exempt securities[2]	79,149	678	3.40%	69,843	558	3.17%	63,309	444	2.79%
Federal funds sold and other earning assets	383,882	3,854	3.98%	428,209	4,919	4.56%	233,793	2,745	4.67%
Total interest-earning assets	5,338,733	76,001	5.65%	5,226,390	74,879	5.68%	4,681,555	66,427	5.64%
Noninterest-earning assets	400,618			408,560			407,695
Total assets	$5,739,351			$5,634,950			$5,089,250

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$902,505	3,817	1.68%	$869,690	4,048	1.85%	$826,750	3,775	1.82%
Money market and savings deposits	2,254,175	16,017	2.82%	2,186,245	16,693	3.03%	1,923,265	14,830	3.07%
Time deposits	911,044	8,812	3.84%	1,005,800	9,723	3.84%	861,211	8,832	4.08%
Total interest-bearing deposits	4,067,724	28,646	2.79%	4,061,735	30,464	2.98%	3,611,226	27,437	3.02%
Borrowings	3,024	1	0.13%	4,351	14	1.28%	9,145	89	3.87%
Subordinated debt	99,062	1,884	7.55%	85,113	1,610	7.50%	39,672	787	7.89%
Total interest-bearing liabilities	4,169,810	30,531	2.90%	4,151,199	32,088	3.07%	3,660,043	28,313	3.08%
Noninterest-bearing deposits	964,612			900,079			889,151
Other liabilities	58,440			57,843			50,884
Total liabilities	5,192,862			5,109,121			4,600,078
Shareholders' equity	546,489			525,829			489,172
Total liabilities and shareholders' equity	$5,739,351			$5,634,950			$5,089,250

Net interest income, taxable equivalent		$45,470			$42,791			$38,114
Interest rate spread			2.74%			2.62%			2.57%
Tax equivalent net interest margin			3.38%			3.25%			3.24%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.03%			125.90%			127.91%
Percentage of average equity to average assets			9.52%			9.33%			9.61%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $235 thousand, $244 thousand, and $237 thousand of taxable equivalent income for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $142 thousand, $117 thousand, and $93 thousand of taxable equivalent income for the quarters ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2025			December 31, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,115,793	$249,636	6.07%	$3,607,558	$214,310	5.94%
Taxable securities	563,978	20,161	3.57%	580,001	20,151	3.47%
Tax-exempt securities[2]	69,620	2,185	3.14%	63,679	1,780	2.80%
Federal funds sold and other earning assets	349,105	15,419	4.42%	300,081	16,000	5.33%
Total interest-earning assets	5,098,496	287,401	5.64%	4,551,319	252,241	5.54%
Noninterest-earning assets	405,205			388,267
Total assets	$5,503,701			$4,939,586

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$863,772	15,394	1.78%	$932,598	21,074	2.26%
Money market and savings deposits	2,152,812	63,535	2.95%	1,913,673	64,116	3.35%
Time deposits	928,404	35,818	3.86%	623,652	24,070	3.86%
Total interest-bearing deposits	3,944,988	114,747	2.91%	3,469,923	109,260	3.15%
Borrowings	5,826	155	2.66%	21,719	1,075	4.95%
Subordinated debt	66,110	4,966	7.51%	41,184	3,434	8.34%
Total interest-bearing liabilities	4,016,924	119,868	2.98%	3,532,826	113,769	3.22%
Noninterest-bearing deposits	911,988			883,923
Other liabilities	54,300			48,949
Total liabilities	4,983,212			4,465,698
Shareholders' equity	520,489			473,888
Total liabilities and shareholders' equity	$5,503,701			$4,939,586

Net interest income, taxable equivalent		$167,533			$138,472
Interest rate spread			2.65%			2.32%
Tax equivalent net interest margin			3.29%			3.04%

Percentage of average interest-earning assets to average interest-bearing liabilities			126.93%			128.83%
Percentage of average equity to average assets			9.46%			9.59%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $970 thousand and $748 thousand of taxable equivalent income for the year ended December 31, 2025, and 2024, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $459 thousand and $374 thousand of taxable equivalent income for the year ended December 31, 2025, and 2024, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2025	2025	2025	2025	2024
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,196,758	$1,136,080	$1,114,133	$1,117,392	$1,080,404
Owner occupied	1,022,871	1,012,088	958,989	885,396	867,678
Commercial real estate, total	2,219,629	2,148,168	2,073,122	2,002,788	1,948,082
Consumer real estate	834,626	811,150	803,270	784,602	741,836
Construction & land development	419,176	390,691	391,155	357,393	361,735
Commercial & industrial	817,595	794,751	778,754	768,454	775,620
Leases	55,422	60,301	62,495	64,208	64,878
Consumer and other	17,134	17,308	15,266	14,762	14,189
Total loans and leases	$4,363,582	$4,222,369	$4,124,062	$3,992,207	$3,906,340

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$9,442	$10,099	$7,921	$7,807	$7,872
Other real estate owned	—	—	144	144	179
Other repossessed assets	3,248	2,444	2,397	2,414	2,037
Total nonperforming assets	$12,690	$12,543	$10,462	$10,365	$10,088
Modified loans and leases[1] not included in nonperforming loans and leases	$219	$1,783	$1,660	$1,978	$3,989
Net charge-offs to average loans and leases (annualized)	0.18%	0.10%	0.01%	0.01%	0.02%
Allowance for credit losses to loans and leases	0.94%	0.93%	0.96%	0.96%	0.96%
Nonperforming loans and leases to total loans and leases, gross	0.22%	0.24%	0.19%	0.20%	0.20%
Nonperforming assets to total assets	0.22%	0.22%	0.19%	0.19%	0.19%

Capital Ratios:
Equity to Assets	9.43%	9.31%	9.45%	9.35%	9.32%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.93%	7.78%	7.71%	7.57%	7.48%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.30%	8.21%	8.25%	8.16%	8.29%
Common equity Tier 1	9.80%	9.85%	9.67%	9.79%	9.76%
Tier 1 capital	9.80%	9.85%	9.67%	9.79%	9.76%
Total capital	12.67%	13.31%	11.04%	11.18%	11.10%

SmartBank[3]
Tier 1 leverage	9.71%	9.59%	8.88%	8.76%	8.94%
Common equity Tier 1	11.51%	11.56%	10.41%	10.51%	10.51%
Tier 1 capital	11.51%	11.56%	10.41%	10.51%	10.51%
Total capital	12.32%	12.37%	11.25%	11.35%	11.30%

1Borrowers that have experienced financial difficulty. Effective as of December 31, 2025, the Call Report instructions were changed for institutions to report loan modifications to borrowers experiencing financial difficulty for a 12-month period after the modification. This change is reflected in the December 31, 2025, information.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2025	2025	2025	2025	2024	2025	2024
Selected Performance Ratios (Annualized):
Return on average assets	0.95%	0.96%	0.88%	0.87%	0.75%	0.91%	0.73%
Return on average shareholders' equity	9.95%	10.33%	9.19%	9.17%	7.84%	9.67%	7.63%
Return on average tangible common equity¹	12.06%	12.79%	11.53%	11.60%	9.99%	12.01%	9.82%
Noninterest income / average assets	0.57%	0.61%	0.67%	0.66%	0.71%	0.62%	0.69%
Noninterest expense / average assets	2.24%	2.38%	2.44%	2.48%	2.52%	2.38%	2.45%
Efficiency ratio	60.91%	66.32%	66.14%	68.96%	68.98%	65.45%	70.49%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.95%	1.02%	0.88%	0.87%	0.75%	0.93%	0.71%
Operating PPNR return on average assets[1]	1.44%	1.29%	1.25%	1.12%	1.13%	1.28%	0.99%
Operating return on average shareholders' equity[1]	9.96%	10.92%	9.19%	9.17%	7.80%	9.83%	7.36%
Operating return on average tangible common equity[1]	12.07%	13.53%	11.53%	11.60%	9.94%	12.20%	9.48%
Operating efficiency ratio[1]	60.45%	63.61%	65.66%	68.46%	68.58%	64.41%	70.72%
Operating noninterest income / average assets[1]	0.57%	0.59%	0.67%	0.66%	0.70%	0.62%	0.66%
Operating noninterest expense / average assets[1]	2.24%	2.29%	2.44%	2.48%	2.52%	2.36%	2.45%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	6.00%	6.05%	5.99%	5.88%	5.95%	5.98%	5.86%
Yield on loans and leases, FTE	6.08%	6.14%	6.07%	5.97%	6.04%	6.07%	5.94%
Yield on earning assets, FTE	5.65%	5.68%	5.65%	5.56%	5.64%	5.64%	5.54%
Cost of interest-bearing deposits	2.79%	2.98%	2.95%	2.92%	3.02%	2.91%	3.15%
Cost of total deposits	2.26%	2.44%	2.39%	2.37%	2.43%	2.36%	2.51%
Cost of interest-bearing liabilities	2.90%	3.07%	2.99%	2.97%	3.08%	2.98%	3.22%
Net interest margin, FTE	3.38%	3.25%	3.29%	3.21%	3.24%	3.29%	3.04%

Per Common Share:
Net income, basic	$0.82	$0.82	$0.70	$0.67	$0.58	$3.00	$2.16
Net income, diluted	0.81	0.81	0.69	0.67	0.57	2.98	2.14
Operating earnings, basic¹	0.82	0.86	0.70	0.67	0.57	3.05	2.08
Operating earnings, diluted¹	0.81	0.86	0.69	0.67	0.57	3.03	2.07
Book value per common share	32.44	31.62	30.51	29.73	29.04	32.44	29.04
Tangible book value per common share¹	26.85	26.00	24.42	23.61	22.85	26.85	22.85
Common shares outstanding	17,029,317	17,028,001	17,017,547	17,017,547	16,925,672	17,029,317	16,925,672

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2025	2025	2025	2025	2024	2025	2024
Operating Earnings:
Net income (GAAP)	$13,703	$13,686	$11,705	$11,254	$9,640	$50,347	$36,141
Noninterest income:
Securities losses (gains), net	—	3,715	4	—	(64)	3,719	(64)
Gain on sale of former branch building	—	—	—	—	—	—	(1,629)
Gain on sale of SBKI	—	(3,955)	—	—	—	(3,955)	—
Noninterest expenses:
Restructuring expenses	16	1,310	—	—	—	1,326	—
Income taxes:
Income tax effect of adjustments	(4)	(276)	(1)	—	17	(282)	437
Operating earnings (Non-GAAP)	$13,715	$14,480	$11,708	$11,254	$9,593	$51,155	$34,885
Operating earnings per common share (Non-GAAP):
Basic	$0.82	$0.86	$0.70	$0.67	$0.57	$3.05	$2.08
Diluted	0.81	0.86	0.69	0.67	0.57	3.03	2.07

Operating Noninterest Income:
Noninterest income (GAAP)	$8,219	$8,637	$8,898	$8,597	$9,030	$34,352	$34,152
Securities losses (gains), net	—	3,715	4	—	(64)	3,719	(64)
Gain on sale of former branch building	—	—	—	—	—	—	(1,629)
Gain on sale of SBKI	—	(3,955)	—	—	—	(3,955)	—
Operating noninterest income (Non-GAAP)	$8,219	$8,397	$8,902	$8,597	$8,966	$34,116	$32,459
Operating noninterest income (Non-GAAP)/average assets[1]	0.57%	0.59%	0.67%	0.66%	0.70%	0.62%	0.66%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$32,471	$33,869	$32,569	$32,296	$32,291	$131,205	$120,890
Restructuring expenses	(16)	(1,310)	—	—	—	(1,326)	—
Operating noninterest expense (Non-GAAP)	$32,455	$32,559	$32,569	$32,296	$32,291	$129,879	$120,890
Operating noninterest expense (Non-GAAP)/average assets[2]	2.24%	2.29%	2.44%	2.48%	2.52%	2.36%	2.45%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$45,094	$42,430	$40,343	$38,238	$37,783	$166,104	$137,350
Operating noninterest income (Non-GAAP)	8,219	8,397	8,902	8,597	8,966	34,116	32,459
Operating noninterest expense (Non-GAAP)	(32,455)	(32,559)	(32,569)	(32,296)	(32,291)	(129,879)	(120,890)
Operating PPNR earnings (Non-GAAP)	$20,858	$18,268	$16,676	$14,539	$14,458	$70,341	$48,919

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.95%	1.02%	0.88%	0.87%	0.75%	0.93%	0.71%
Operating PPNR return on average assets (Non-GAAP)[4]	1.44%	1.29%	1.25%	1.12%	1.13%	1.28%	0.99%
Return on average tangible common equity (Non-GAAP)[5]	12.06%	12.79%	11.53%	11.60%	9.99%	12.01%	9.82%
Operating return on average shareholders' equity (Non-GAAP)[6]	9.96%	10.92%	9.19%	9.17%	7.80%	9.83%	7.36%
Operating return on average tangible common equity (Non-GAAP)[7]	12.07%	13.53%	11.53%	11.60%	9.94%	12.20%	9.48%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	60.91%	66.32%	66.14%	68.96%	68.98%	65.45%	70.49%
Adjustment for taxable equivalent yields	(0.43)%	(0.47)%	(0.47)%	(0.50)%	(0.49)%	(0.47)%	(0.46)%
Adjustment for securities gains (losses)	—%	(4.50)%	(0.01)%	—%	0.09%	(1.19)%	0.03%
Adjustment for sale of branch location	—%	—%	—%	—%	—%	—%	0.66%
Adjustment for sale of SBKI	—%	5.57%	—%	—%	—%	1.32%	—%
Adjustment for restructuring cost	(0.02)%	(3.31)%	—%	—%	—%	(0.70)%	—%
Operating efficiency ratio (Non-GAAP)	60.45%	63.61%	65.66%	68.46%	68.58%	64.41%	70.72%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2025	2025	2025	2025	2024
Tangible Common Equity:
Shareholders' equity (GAAP)	$552,492	$538,482	$519,127	$505,941	$491,461
Less goodwill and other intangible assets	95,328	95,807	103,588	104,154	104,723
Tangible common equity (Non-GAAP)	$457,164	$442,675	$415,539	$401,787	$386,738

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$546,489	$525,829	$511,067	$497,980	$489,172
Less average goodwill and other intangible assets	95,619	101,326	103,936	104,504	105,093
Average tangible common equity (Non-GAAP)	$450,870	$424,503	$407,131	$393,476	$384,079

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$32.44	$31.62	$30.51	$29.73	$29.04
Adjustment due to goodwill and other intangible assets	(5.59)	(5.63)	(6.09)	(6.12)	(6.19)
Tangible book value per common share (Non-GAAP)[1]	$26.85	$26.00	$24.42	$23.61	$22.85

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,860,810	$5,784,983	$5,490,863	$5,411,217	$5,275,904
Less goodwill and other intangibles	95,328	95,807	103,588	104,154	104,723
Tangible Assets (Non-GAAP)	$5,765,482	$5,689,176	$5,387,275	$5,307,063	$5,171,181
Tangible common equity to tangible assets (Non-GAAP)	7.93%	7.78%	7.71%	7.57%	7.48%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.